EXHIBIT 10.6

LOAN AGREEMENT

借貸協議

This loan agreement (“Agreement”) is entered into as of January 20, 2014 (“Effective Date”) between Gulfstream Capital Partners, a Seychelles corporation (“Gulfstream”), and Mrs Tai Chun-Ya, a Taiwan national and Taiwan Passport No. 303164743 (”Investor”). In this Agreement, Gulfstream and Investor are each referred to as a “Party”, and together as the “Parties.”

本借貸協議（協議）訂立於二零一四年一月二十日（生效日）, 由Gulfstream Capital Partners, 註冊於賽舌爾共和國有限公司（簡稱: Gulfstream）, 與戴春雅女士, 台灣國籍/護照號碼. 303164743（簡稱: 投資人）, 雙方同意簽署此協議. 本協議用”一方”稱呼 Gulfstream或投資人, 或”雙方”稱呼二方.

RECITALS

序言

A.            Gulfstream owns 100% of the capital stock of China Motion Telecom (HK), Ltd. (“China Motion Stock”).

Gulfstream持有百分之百香港潤訊通訊公司股權（香港潤訊股份）.

B.            Investor is willing to loan Gulfstream US$1,500,000 (“Loan Amount”), subject to the terms and conditions of this Agreement.

投資人願意借款金額一百五十萬美金（借貸金額）給Gulfstream , 此僅使用於協議中的規定.

AGREEMENT

主要條款

1.            Within three business days of the Effective Date, Gulfstream shall cause China Motion to open a new bank account in Hong Kong that Investor shall be a signatory and have access to account balance information (“Escrow Account”).

在協議生效日起三個工作天內, Gulfstream應在香港新開一個香港潤訊銀行的帳戶, 投資人為帳戶共同簽字人且可管理帳戶(專用帳戶).

2.            Within two business day of notice from Gulfstream, Investor shall release the Loan Amount (Account information as detailed hereunder) to allow Gulfstream to pay the final amount due under a Loan Agreement between Gulfstream and Xin Hua to complete Gulfstream’s acquisition of China Motion.

Name: XIN Hua

Bank: HSBC

Bank code: 004

SWIFT code: HSBCHKHHHKH

Bank account no.: 622-105427-833

於Gulfstream通知投資人後二個工作天內, 投資人需配合將此借貸金額支付因Gulfstream爲完成收購香港潤訊公司而需給付 Xin Hua貸款協議中的最後一筆款項. 匯款資料如下：

Name: XIN Hua

Bank: HSBC

Bank code: 004

SWIFT code: HSBCHKHHHKH

Bank account no.: 622-105427-833

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3.            As soon as practical after the release of Xin Hua’s interest, Gulfstream shall cause the balance of China Motion’s saving’s bank accounts, estimated to be USD1,000,000 (±10%), except amounts required for working capital on a 60 day budget basis (“Reserve Amount”), to be transferred to the Escrow Account. Thereafter, Gulfstream shall from time to time (on a monthly basis) continue to transfer from China Motion’s accounts to the Escrow Account (up to the maximum limit of USD1,575,000) such cash flow of China Motion as exceeds the Reserve Amount. The primary purpose of the Escrow Account balance shall be as security for repayment to Investor of the Loan Amount plus a return equal to 10% per annum from January 27, 2014 through July 26, 2014 (“Repayment Amount”).

一旦Xin Hua權利解除後, Gulfstream在扣除預估六十天所需營運資金（準備金）後, Gulfstream應該將香港潤訊公司銀行存款帳戶結餘金額約美金一百萬元(±10%)轉至專用帳戶. 而後, Gulfstream 應每月扣除準備金後的現金餘額存入專用帳戶, 使帳戶餘額最高達美金一百五十七萬五千元. 這專用帳戶的結餘首要是用來擔保支付投資人出借的借貸金額, 以及從2014年 1月 27日 起至還款日期2014年 7月 26日止此期間10%年利率的利息（還款金額）.

4.            On the same calendar day that is six months after the Effective Date (“Maturity Date”), Gulfstream agrees to pay Investor the Repayment Amount, by release of the balance of the Escrow Account or otherwise. If the parties mutually agree, Investor shall have the option to choose to receive payment of the Repayment Amount by Gulfstream causing China Motion to issue or transfer to Investor (or as Investor directs) 15% of the China Motion Stock that is then outstanding. If the parties mutually agree, the Maturity Date may be extended based on the same terms and conditions. At such time as the Repayment Amount is paid to Investor in either cash or China Motion Stock, the Escrow Account balance shall be released to Gulfstream, the Escrow Account shall be closed, and the obligations of both Parties under this Agreement shall end.

在協議生效後六個月（到期日）, Gulfstream同意用專用帳戶餘額或其他方式清償投資人還款金額. 若雙方完全同意下, 投資人可選擇拿回還款金額或是轉換成百分之十五的香港潤訊股份. 基於此協議中的相同條件下, 若雙方完全同意即可延長協議到期日. 這還款金額不論是用現金或潤訊股份支付給投資人, 在還款金額支付給投資人後, 這專用帳戶所剩的結餘應該還給Gulfstream, 這專用帳戶應關閉且雙方在此協議中的權利義務應結束.

5.            This Agreement shall be governed by the laws of Hong Kong, without regard to the conflict of laws principles thereof, as the same apply to agreements executed solely between residents of Hong Kong and wholly to be performed within Hong Kong. Any dispute between the Parties arising out of or relating to this Agreement shall be submitted to binding arbitration with the Hong Kong International Arbitration Center for binding arbitration conducted in English by a single arbitrator. The dispute(s) shall be resolved pursuant to the United Nations Commission on International Trade Law Arbitration Rules. The award of the arbitrator shall be final and binding on the Parties and may be enforced in any court of competent jurisdiction. The substantially prevailing Party shall be entitled to reasonable attorney fees, costs, and necessary disbursements in addition to any other relief to which such Party may be entitled.

本協議受香港特別行政區法律管轄及解釋(不受法律衝突原則), 適用法令與香港居民及所有於香港執行所簽署的協議亦同. 任何因本協議引起或產生的有關爭議, 應由一獨立仲裁員以英文向香港國際仲裁中心提出仲裁. 這些爭議應根據聯合國國際貿易法委員會仲裁規則. 仲裁員的最後裁決對雙方均有約束力, 且在任何有管轄權的司法機構都可強制執行. 實質獲勝方有權要求對方支付合理的律師費用, 訴訟成本,及其他可能發生的費用.

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6.            This Agreement may be prepared and executed in both the English and Chinese language. In the event of any conflict between the two languages on the meaning or interpretation of a word, phrase or clause in this Agreement, the English language version shall prevail.

本協議提供英文及中文二種語言, 若因條文中的任何字義或解釋而引起的爭議, 則以英文解釋為主.

7.            This Agreement may be signed in as many counterparts as may be necessary, each of which so signed (including any signed copy sent by electronic facsimile transmission) shall be deemed an original, such counterparts together shall constitute one and the same instrument and, notwithstanding the date of the execution, shall be deemed to bear the Effective Date as set forth above.

本協議可能需要多份副本，每份副本均應視為正本（包含簽署是以傳真跟電子方式傳送）, 正副本構成內容相同, 不論每份協議簽署日期為何, 均以協議上記載的協議生效日期為準.

GULFSTREAM CAPITAL PARTNERS, LTD. By /s/ Colin Tay Colin Tay, its President Tay YongLee Colin E15511509L	INVESTOR By /s/ Tai Chun-Ya Tai Chun-Ya

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